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                                  EXHIBIT 16(b)

                       [MAZARS & GUERARD, LLP LETTERHEAD]


September 1, 1998

Securities and Exchange Commission
Office of Chief Accountant
Washington, D.C. 20549

Gentlemen:

         We have read Item 4 of the Form 8-K dated September 1, 1998 of Texas Equipment Corporation and agree with such statement.


Very truly yours,


/s/ Mazars & Guerard, LLP
Certified Public Accountants